
                                                              EXHIBIT 99.1



                               STOCKHOLDERS AGREEMENT

                                       AMONG

                          GLOBAL INTERACTIVE TECHNOLOGIES
                                    CORPORATION

                                        AND

                           THE STOCKHOLDERS IDENTIFIED ON
                                     APPENDIX 1



                                 NOVEMBER 30, 1998

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                                 TABLE OF CONTENTS

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1. DIRECTORS AND OFFICERS OF THE COMPANY . . . . . . . . . . . . . . . . . . 1
     1.1. Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2. Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
2. TRANSFER OF EQUITY SECURITIES . . . . . . . . . . . . . . . . . . . . . . 3
     2.1. Transfers Prohibited . . . . . . . . . . . . . . . . . . . . . . . 3
     2.2. Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     2.3. Rights of First Offer. . . . . . . . . . . . . . . . . . . . . . . 3
          2.3.1. Transfer Subject to Rights of Stockholders. . . . . . . . . 3
          2.3.2. Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          2.3.3. Acceptance. . . . . . . . . . . . . . . . . . . . . . . . . 4
          2.3.4. Release of Transferor from Restrictions . . . . . . . . . . 5
     2.4. Tag-Along Rights . . . . . . . . . . . . . . . . . . . . . . . . . 5
     2.5. Preemptive Rights. . . . . . . . . . . . . . . . . . . . . . . . . 6
3. COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . 7
     3.1. Corporate Existence. . . . . . . . . . . . . . . . . . . . . . . . 6
     3.2. Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . 7
     3.3. Access and Examination Rights. . . . . . . . . . . . . . . . . . . 7
     3.4. Statements, Notices, and Reports . . . . . . . . . . . . . . . . . 7
     3.5. Fundamental Changes. . . . . . . . . . . . . . . . . . . . . . . . 9
     3.6. Transfer of Assets . . . . . . . . . . . . . . . . . . . . . . . . 9
     3.7. Capitalization; Dividends. . . . . . . . . . . . . . . . . . . . . 9
     3.8. Amendment of Certificate of Incorporation and Bylaws . . . . . . . 9
     3.9. FCC Ownership Restrictions . . . . . . . . . . . . . . . . . . . . 10
4. REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.1. Demand Registration Rights . . . . . . . . . . . . . . . . . . . . 10
          4.1.1. Request . . . . . . . . . . . . . . . . . . . . . . . . . . 10
          4.1.2. Delay by Company. . . . . . . . . . . . . . . . . . . . . . 10
          4.1.3. Pro Rata Reduction. . . . . . . . . . . . . . . . . . . . . 11
          4.1.4. Withdrawal. . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.2. Piggyback Registration Rights. . . . . . . . . . . . . . . . . . . 12
          4.2.1. Request . . . . . . . . . . . . . . . . . . . . . . . . . . 12
          4.2.2. Pro Rata Reduction. . . . . . . . . . . . . . . . . . . . . 12
     4.3. Registration Procedures. . . . . . . . . . . . . . . . . . . . . . 12
     4.4. Holdback Agreement . . . . . . . . . . . . . . . . . . . . . . . . 14
     4.5. Registration Expenses. . . . . . . . . . . . . . . . . . . . . . . 14
          4.5.1. Stockholder Expenses. . . . . . . . . . . . . . . . . . . . 14
          4.5.2. Company Expenses. . . . . . . . . . . . . . . . . . . . . . 15
          4.5.3. Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . 15
     4.6. Subsequent Registration Statements . . . . . . . . . . . . . . . . 17
5. COVENANTS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . 17
     5.1. Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

                                     - i -

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     5.2. Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . 17
6. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . 17
     6.1. Representations and Warranties of Non-Individual Stockholders. . . 17
          6.1.1. Organization and Standing . . . . . . . . . . . . . . . . . 18
          6.1.2. Authorization . . . . . . . . . . . . . . . . . . . . . . . 18
          6.1.3. Absence of Violation. . . . . . . . . . . . . . . . . . . . 18
          6.1.4. Binding Obligation. . . . . . . . . . . . . . . . . . . . . 18
     6.2. Representations and Warranties of Individual Stockholders. . . . . 18
          6.2.1. Power and Authority . . . . . . . . . . . . . . . . . . . . 18
          6.2.2. Absence of Violation. . . . . . . . . . . . . . . . . . . . 19
          6.2.3. Binding Obligation. . . . . . . . . . . . . . . . . . . . . 19
     6.3. Representations and Warranties of the Company. . . . . . . . . . . 19
          6.3.1. Organization and Standing . . . . . . . . . . . . . . . . . 19
          6.3.2. Authorization . . . . . . . . . . . . . . . . . . . . . . . 19
          6.3.3. Absence of Violation. . . . . . . . . . . . . . . . . . . . 19
          6.3.4. Binding Obligation. . . . . . . . . . . . . . . . . . . . . 20
7. EFFECTIVENESS OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . 20
8. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
9. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     9.1. Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     9.2. Additional Actions and Documents . . . . . . . . . . . . . . . . . 22
     9.3. Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     9.4. Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     9.5. Entire Agreement; Amendment. . . . . . . . . . . . . . . . . . . . 23
     9.6. Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     9.7. Limitation on Benefit. . . . . . . . . . . . . . . . . . . . . . . 23
     9.8. Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     9.9. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     9.10. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     9.11. Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     9.12. Execution in Counterparts . . . . . . . . . . . . . . . . . . . . 25

Appendix 1--Stockholders
Appendix 2--Initial Officers

Exhibit A--Certificate of Incorporation
Exhibit B--Bylaws

                               STOCKHOLDERS AGREEMENT


          THIS STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of November 30, 1998 by and among Global Interactive Technologies Corporation, a Delaware corporation (the "Company"), Shared Technologies Communications Corporation, a Delaware corporation ("STC"), Interactive Cable Systems, Inc., a California corporation ("ICS"), and ResNet Communications, LLC, a Delaware limited liability company ("ResNet," and together with ICS and STC and any other stockholders of the Company who may become parties hereto as contemplated hereby, the "Stockholders").
          WHEREAS, each of the Stockholders holds the Equity Securities (as defined in ARTICLE 8) in the Company set forth opposite such Stockholder's name on APPENDIX 1 hereto;

          WHEREAS, the Company and the Stockholders desire to enter into this Agreement in order to provide, among other things, for certain mutual restrictions relating to the transfer of such Equity Securities (as hereinafter defined) and other rights and responsibilities as set forth herein; and

          WHEREAS, capitalized terms used in this Agreement shall have the meaning ascribed to them in ARTICLE 8 hereof;

          NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.   DIRECTORS AND OFFICERS OF THE COMPANY

     1.1.   BOARD OF DIRECTORS

            The Company and each Stockholder (for so long as such Stockholder owns any Equity Securities) shall take or cause to be taken all such action within their respective power and authority (including without limitation the voting of shares of Equity Securities held by such Stockholder or the taking of action by consent with respect to such shares) as may be required:

            1.1.1. to establish and maintain the authorized size of the Board of Directors of the Company at seven (7) directors; to maintain the quorum requirements for actions of the Board of Directors at four (4) directors; and to maintain the voting requirements for actions of the Board of Directors at a majority of directors present at a meeting at which there is a quorum, except in respect of such matters as this Agreement, the Certificate of Incorporation, a copy of which is attached hereto as EXHIBIT A or the Bylaws of the Company, a copy of which are attached hereto as EXHIBIT B may impose a greater voting requirement, and except where actions may be taken by the Board of Directors by written consent of all directors;

            1.1.2. to cause to be elected to the Board of Directors of the Company (A) one (1) director designated by STC reasonably satisfactory to the other Stockholders holding a majority of the Equity Securities then held by all of such Stockholders so long as STC owns Equity Securities with a combined voting power of not less than 10% of the aggregate voting power of all outstanding Equity Securities, who shall initially be Tom Decker, (B) one (1) director designated by ICS reasonably satisfactory to the other Stockholders holding a majority of the Equity Securities then held by all of such Stockholders so long as ICS owns Equity Securities with a combined voting power of not less than 10% of the aggregate voting power of all outstanding Equity Securities, who shall initially be Dennis Dolan, (C) one (1) director designated by ResNet reasonably satisfactory to the other Stockholders holding a majority of the Equity Securities then held by all of such Stockholders so long as ResNet owns Equity Securities with a combined voting power of not less than 10% of the aggregate voting power of all outstanding Equity Securities, who shall initially be Scott Petersen, (D) the Chief Executive Officer of the Company, who shall initially be Kevin Schottlaender, (E) the Chief Operating Officer of the Company, who shall initially be Doug Truckenmiller, (F) the Chairman of the Board of Directors, who shall initially be Anthony D. Autorino, and
(G) one (1) independent director reasonably satisfactory to the Stockholders holding a majority of the Equity Securities then held by all of the Stockholders;

            1.1.3. to remove forthwith from the Board of Directors any director when removal is requested for any reason by the Stockholder group designating the election of such director pursuant to Section 1.1.2 above (each a "Designating Group"), with or without cause;

            1.1.4. in the case of death, resignation or other removal as herein provided of such director, to elect another person designated by the respective Designating Group to fill the vacancy created thereby;

            1.1.5. to use its best efforts to prevent any action from being taken by the Board of Directors of the Company during the pendency of any vacancy due to death, resignation or removal of a director, unless the Designating Group shall have failed for a period of five (5) days after written notice of such vacancy to designate a replacement; and

            1.1.6. The provisions of this SECTION 1.1 shall terminate automatically and shall be of no further force and effect at such time as (i) the Stockholders collectively own Equity Securities with a combined voting power equal to less than 30% of the aggregate voting power of all outstanding Equity Securities, or (ii) there are more than 500 holders of record of any class of Equity Securities, or (iii) the Company consummates an Initial Public Offering.

     1.2.   OFFICERS

            The persons named on APPENDIX 2 attached hereto have been elected initially to the offices of the Company set forth opposite their names by the Board of Directors of the Company. Additional and successor officers shall be elected in the manner and upon the terms and conditions set forth in the Bylaws of the Company.

2.   TRANSFER OF EQUITY SECURITIES

     2.1.   TRANSFERS PROHIBITED

            Until the first anniversary of the date hereof, no Stockholder shall (during his lifetime, in the case of an individual) make any transfer (as defined in SECTION 2.2 hereof) of any Equity Securities now or hereafter held or acquired by such Stockholder to any individual or entity without first obtaining the prior written consent of the Stockholders holding at least 85% of the Equity Securities then held by all Stockholders. Thereafter, any transfer of Equity Securities by a Stockholder shall be subject to the provisions of SECTIONS 2.3 and 2.4 hereof, except as contemplated by the proviso to the first sentence of
SECTION 2.2 below.  Any purported transfer contrary to the terms of this
SECTION 2.1 shall be null and void and of no force and effect.

     2.2.   TRANSFER

            The term "transfer" as used in this ARTICLE 2 shall include a sale, gift, mortgage, pledge, exchange, assignment or other disposition, or any agreement to consummate any of the foregoing (whether with or without consideration and whether voluntary or involuntary or by operation of law), including a disposition under judicial order, legal process, execution, attachment or enforcement of an encumbrance, but shall not include the following (the "Permitted Transfers"): (i)(A) a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with a primary lender of a Stockholder or (B) any exercise by such a lender of its rights thereunder, including without limitation a foreclosure on any Equity Securities subject to such pledge or security interest; (ii) any transfer by ICS to Nomura Holding America Inc. or any Affiliate thereof in partial or full satisfaction of ICS' indebtedness obligations to Nomura Holding America Inc.; (iii) any transfer by ResNet to PRIMESTAR, Inc. ("PRIMESTAR") or LodgeNet Entertainment Corporation, or any Affiliate of the foregoing, in consideration of PRIMESTAR's partial or complete release, repurchase, exchange and/or satisfaction of its interest in ResNet; or (iv) a transfer by a Stockholder of Equity Securities to one or more of its Affiliates. In the case of any Permitted Transfers described in clauses
(i)(B), (ii), (iii) or (iv) of this SECTION 2.2, the transferees of such Equity Securities and any subsequent transferees of such Equity Securities shall hold the Equity Securities subject to the terms of this Agreement and, as a condition precedent to such transfers, shall be required to execute and deliver this Agreement; PROVIDED, HOWEVER, in the case of Permitted Transfers described in clauses (i)(B) and (ii) of this SECTION 2.2, Equity Securities in the hands of the transferees shall be not be subject to the provisions of SECTIONS 2.3 and
2.4 of this Agreement. Thereafter, the transferees of such Equity Securities and any subsequent transferees of such Equity Securities shall be deemed to be Stockholders for purposes of this Agreement to the extent the provisions hereof are binding upon such transferees.

     2.3.   RIGHTS OF FIRST OFFER

            2.3.1.        TRANSFER SUBJECT TO RIGHTS OF STOCKHOLDERS

            In the event that a Stockholder (the "Transferor") at any time after the first anniversary of the date hereof desires to transfer for value (a "Sale of Shares") all or any Shares now or hereafter held or acquired by such Transferor, before the Transferor may effect a Sale of Shares, the Transferor first must make the offer(s) required by this SECTION 2.3 and such offer(s) must not have been accepted as provided in this SECTION 2.3. Notwithstanding the foregoing, the provisions of this SECTION 2.3 shall not apply to (i) a sale by a Stockholder in one or a series of transactions of less than 5%, in the aggregate, of the Equity Securities of the Company, (ii) a sale of all or substantially all of the Equity Securities of the Company, or (iii) a Sale of Shares by a Stockholder in a public offering of the Company's Equity Securities.

            2.3.2.        OFFER

            Prior to effecting a Sale of Shares, the Transferor shall make to the other Stockholders who then hold Equity Securities (the "Offerees") an offer in writing to sell the Equity Securities proposed to be transferred by the Offeror (the "Offer") setting forth the terms and conditions on which the Transferor desires to effect the Sale of Shares.

            2.3.3.        ACCEPTANCE

            Within thirty (30) days after the receipt of the Offer (the "Offer Period"), each Offeree shall notify the Transferor whether or not it desires to purchase any or all of the Equity Securities offered and how many of the Equity Securities it desires to purchase (an "Offer Response"). In the event that the aggregate number of Equity Securities that the Offerees who elected to make purchases (the "Purchasing Offerees") desire to purchase is greater than the total number of Equity Securities offered to them, such Equity Securities shall be allocated among the Purchasing Offerees in proportion to their holdings, or in such other proportions as they may agree; PROVIDED, HOWEVER, that any Purchasing Offeree who elected in such Offeree's Offer Response to purchase less than such Offeree's proportionate number of Equity Securities so determined shall be allocated only the number of Equity Securities specified in such Offer Response, and the balance of such Equity Securities shall be allocated among the remaining Purchasing Offerees in proportion to their holdings (up to the number of shares specified in each Purchasing Offeree's Offer Response), or in such other proportions as they may agree, and this procedure shall be repeated until all the Equity Securities offered to the Offerees have been allocated to a Purchasing Offeree. The phrase "in proportion to their holdings" as used in this SECTION 2.3.3 shall mean in the proportion which the number of Equity Securities held by each Purchasing Offeree bears to the aggregate number of Equity Securities held by all Purchasing Offerees among whom Equity Securities are being allocated, determined as of the last day of the Offer Period. The Transferor shall then fix a closing date for the sale of the Equity Securities so subscribed to the Purchasing Offerees, which date shall be not less than fifteen (15) nor more than thirty (30) days after expiration of the Offer Period, unless any longer period is necessary to comply with any law, rule, regulation or statute of any governmental entity, in which case the Transferor shall use its best efforts to obtain such consents as soon as practicable, provided that in no event shall the time period to receive such consents exceed ninety (90) days without the consent of the non-transferring Stockholders.

            2.3.4.        RELEASE OF TRANSFEROR FROM RESTRICTIONS

            If the other Offerees shall fail to purchase all of the Equity Securities offered by the Transferor pursuant to the terms of this SECTION 2.3, the Transferor shall be free for a period of sixty (60) days to sell the offered but unsold Equity Securities to any individual or entity, for the price and on terms no more favorable to such transferee(s) than were available to the other Offerees under the Offer. If the offered but unsold Equity Securities are not so sold by the Transferor within such sixty (60)-day period, the Transferor shall have no right to transfer of the Equity Securities without again complying with the restrictions contained in this SECTION 2.3.


     2.4.   TAG-ALONG RIGHTS

            In the event any Stockholder or Stockholders (the "Offeree Stockholder(s)") receive a bona fide offer or related series of offers from any person (the "Third Party Offeror") to purchase from the Offeree Stockholder(s) not less than ten percent (10)%, by voting power, of the then outstanding capital stock of the Company (a "Third Party Offer"), the Offeree Stockholder(s) shall promptly forward a copy of such Third Party Offer to the Company and the other Stockholders. The other Stockholders may elect to participate in the sale to the Third Party Offeror at the same price per share and on the same terms by delivering written notice to the Offeree Stockholder(s) within thirty (30) days after delivery to all other Stockholders of such copy of the Third Party Offer. If any other Stockholders elect to participate in the sale to the Third Party Offeror, the Offeree Stockholder(s) and such other Stockholders shall each be entitled to sell to the Third Party Offeror the number of shares of stock as to which the Third Party Offer relates equal to the product of (i) the number of shares of stock to which such Third Party Offer relates times (ii) the ratio of the number of shares of stock owned by such Stockholder over the number of shares of stock owned by all Stockholders electing to sell to the Third Party Offeror. The Offeree Stockholder(s) shall not sell any such stock to the Third Party Offeror unless the Third Party Offeror agrees to extend the Third Party Offer to the other Stockholders in accordance with the foregoing and to purchase from the Offeree Stockholder(s) and such other Stockholders their respective proportionate shares as described above of the aggregate number of shares of stock as to which the Third Party Offer relates. Each Stockholder participating in the sale to the Third Party Offeror shall pay its pro rata share (based on the number of shares to be sold) of the expenses incurred by the Offeree Stockholder(s) in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of shares to be sold) in any indemnification or other obligations that the Offeree Stockholder(s) agree to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Offeree Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of the shares to be sold; PROVIDED that no participating Stockholder shall be obligated in connection with the sale to the Third Party Offeror to agree to indemnify or hold harmless the Third Party Offeror with respect to an amount in excess of the net cash proceeds paid to such Stockholder in connection with such sale).

            Equity Securities transferred pursuant to SECTIONS 2.3 AND 2.4 shall remain subject to the provisions of SECTIONS 1.1 and 9.1 of this Agreement, and, prior to consummating any such transfer, the Transferor shall require the purchaser to acknowledge in writing the purchaser's agreement to be bound by such restrictions.

     2.5.   PREEMPTIVE RIGHTS

            The Company hereby grants each Stockholder the right, without any obligation, to purchase its pro rata share of all (or any part) of New Securities (as hereinafter defined) that the Company may, from time to time, propose to sell and issue on the same terms and conditions as each other investor acquiring New Securities in such sale or issuance. A pro rata share, for purposes of this preemptive right, is the portion of the New Securities obtained by multiplying the total New Securities by a fraction, the numerator of which is the number of shares of Common Stock then held by such Stockholder and the number of shares of Common Stock into which any other Equity Securities then held by such Stockholder may then be converted ("Conversion Shares"), and the denominator of which is the total number of shares of Common Stock and Conversion Shares held by all Stockholders. For purposes of this SECTION 2.5, "New Securities" shall mean any common stock or preferred stock of the Company, but shall not include securities issued: (i) in consideration of services performed or to be performed for the Company; (ii) in consideration of the transfer of property to the Company; (iii) as dividends on any Equity Securities of the Company; (iv) upon the exercise of any option held by an officer, director or employee of the Company; or (v) in connection with the merger or consolidation of the Company.

3.   COVENANTS OF THE COMPANY

            The Company hereby covenants as set forth in this ARTICLE 3 with each Stockholder, so long as such Stockholder owns Equity Securities with a combined voting power equal to at least five percent (5%) of the aggregate voting power of Equity Securities held by all Stockholders. The covenants set forth in this ARTICLE 3 shall terminate at such time as (i) the Stockholders collectively own Equity Securities with a combined voting power equal to less than 30% of the aggregate voting power of all outstanding Equity Securities, or
(ii) there are more than 500 holders of record of any class of Equity Securities, or (iii) the Company consummates an Initial Public Offering. Each Stockholder (for so long as such Stockholder owns any capital stock of the Company) shall take or cause to be taken all such action within such Stockholder's power and authority (including without limitation the voting of shares of Equity Securities held by such Stockholder or the taking of action by consent with respect to such shares) as may be required to cause the Company to comply with the covenants and agreements of the Company set forth in this
ARTICLE 3.

     3.1.   CORPORATE EXISTENCE

            The Company shall preserve, maintain, and keep in full force and effect the Company's corporate existence; shall preserve, maintain, and keep in full force sand effect all rights, franchises, and privileges necessary or desirable in the normal conduct of the Company's business; and shall qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of the Company's business and operations and the ownership of its properties.

     3.2.   BOOKS AND RECORDS

            The Company shall keep and maintain adequate and proper books and records of account, in which complete entries are made in accordance with generally accepted accounting principles consistently applied and in accordance with all applicable laws, rules, and regulations, reflecting all financial and other transactions of the Company normally or customarily included in books and records of account of companies engaged in the same or similar businesses and activities as the Company. All financial statements that the Company shall prepare and deliver pursuant to this Agreement (i) shall be true, correct, and complete in all material respects, (ii) shall be in accordance with the books and records of the Company in all material respects, (iii) subject, in the case of quarterly financial statements, to year-end adjustments, which shall not, in the aggregate, be material, shall present fairly the financial position of the Company as of the respective dates and the results of operations and changes in financial positions of the Company for the respective periods indicated, and
(iv) shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

     3.3.   ACCESS AND EXAMINATION RIGHTS

            The Company shall permit each Stockholder and any agents or representatives thereof to visit and inspect the properties of the Company, to examine and make abstracts from any of the Company's books and records (including agreements, licenses, and similar documents) at any reasonable time and as often as such Stockholder or such agents or representatives may reasonably request, and to discuss the business, operations, prospects, assets, properties, and condition (financial or otherwise) of the Company with any of the officers, directors, employees, agents, or representatives of the Company; PROVIDED, HOWEVER, that such rights of access and examination shall be subject to such security or safety rules and regulations as the Company may have in effect from time to time that are applicable to all visitors to its facilities and to applicable laws and regulations, including those applying to classified material and facilities.

     3.4.   STATEMENTS, NOTICES, AND REPORTS

            The Company shall furnish to each Stockholder:

            3.4.1. as soon as available and in any event within seventy-five (75) days after the end of each fiscal year of the Company, a copy of the audited balance sheet of the Company as of the end of such fiscal year and the related audited statements of income, stockholders' equity, and changes in financial condition for such fiscal year, all prepared in reasonable detail and in accordance with the requirements of SECTION 3.2 hereof, and certified by independent certified public accountants of recognized national standing as presenting fairly the financial position of the Company and approved by the Board of Directors of the Company; and as soon as available and in any event within thirty (30) days after the end of each fiscal quarter of the Company (other than the last quarter of each fiscal year), a copy of the unaudited balance sheet of the Company as of the end of such quarter and the related unaudited statements of income, stockholders' equity, and changes in financial condition of the Company for the periods commencing at the end of the previous quarter and ending at the end of such quarter and commencing at the beginning of the fiscal year and ending at the end of such quarter, in each case including footnotes and setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and the figures for such period set forth in the operating plan and budget delivered by the Company pursuant to SECTION 3.4.5 hereof, all prepared in reasonable detail and duly certified by the chief financial officer of the Company as having been prepared in accordance with the requirements of SECTION 3.2 hereof;

            3.4.2. promptly after the commencement thereof, notice of all actions, suits, and proceedings before or by any court, other governmental authority, or arbitrator affecting the Company;

            3.4.3. promptly upon the occurrence of a material adverse change in the business, operations, prospects, assets, properties, or condition (financial or otherwise) of the Company, a statement of the chief financial officer of the Company setting forth the details thereof and the action that the Company proposes to take with respect thereto;

            3.4.4. promptly after the sending or filing thereof, copies of all financial statements and reports that the Company sends to its stockholders and copies of all regular, periodic, and special reports which the Company files with any governmental authority;

            3.4.5. as soon as available and in any event no later than thirty (30) days after the Effective Date and forty-five (45) days prior to the first day of each fiscal year of the Company beginning after the Effective Date, an annual operating plan and budget (including cash flow data) for the Company for such fiscal year, each prepared in reasonable detail, as each such operating plan and budget has been approved by the Board of Directors of the Company;

            3.4.6. as soon as available and in any event no later than ninety (90) days after the Effective Date and no later than the sixtieth day of each fiscal year beginning after the Effective Date, an updated five-year business plan for the Company, each prepared in reasonable detail, as each such updated business plan has been approved by the Board of Directors of the Company; and

            3.4.7. promptly upon receipt of a reasonable good faith request from any Stockholder therefor, such other information respecting the business, operations, prospects, assets, properties or condition (financial or otherwise) of the Company as such Stockholder from time to time reasonably may request.

     3.5.   FUNDAMENTAL CHANGES

            Except upon the affirmative vote of Stockholders holding Equity Securities with a combined voting power equal to at least 85% of the aggregate voting power of Equity Securities held by all Stockholders, the Company shall not consolidate or merge with or into any other corporation or other legal entity, voluntarily dissolve, liquidate or wind-up its affairs, or enter into any business substantially different from the business currently engaged in by the Company.

     3.6.   TRANSFER OF ASSETS

            Except upon the affirmative vote of Stockholders holding Equity Securities with a combined voting power equal to at least 85% of the aggregate voting power of Equity Securities held by all Stockholders, the Company shall not sell, lease, license, assign, pledge, transfer, or otherwise dispose of any material part of its properties or assets (including license agreements, whether as licensor or licensee), whether now owned or hereafter acquired, except for such disposals as are made in the ordinary course of business and for the fair market value of the asset so disposed.

     3.7.   CAPITALIZATION; DIVIDENDS

            Except upon the affirmative vote of Stockholders holding Equity Securities with a combined voting power equal to at least 85% of the aggregate voting power of Equity Securities held by all Stockholders, the Company shall not issue any additional capital stock or any rights, options or warrants to purchase or subscribe for such stock, or any securities convertible into such stock, adopt any employee stock option, stock purchase, stock bonus, or similar benefit plan, declare or pay any dividend or distribution upon any class of its capital stock, or purchase, redeem or otherwise acquire any of its own capital stock or indebtedness.

     3.8.   AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

            Except upon the affirmative vote of Stockholders holding Equity Securities with a combined voting power equal to at least 85% of the aggregate voting power of Equity Securities held by all Stockholders, the Company shall not amend the Certificate of Incorporation of the Company, or the Bylaws of the Company as set forth, respectively, in EXHIBITS A and B attached hereto.

     3.9.   FCC OWNERSHIP RESTRICTIONS

            The Company shall not enter into any agreement or obligation of any kind to acquire or purchase all or substantially all of the assets of any other entity, including shares of stock or other evidences of beneficial ownership of other entities, if the director designated by the ICS, STC or ResNet Stockholders, as the case may be, objects to such acquisition on the basis that its consummation could violate the "cross-ownership" rules of the FCC with respect to any member of such director's Designating Group.

4.   REGISTRATION RIGHTS

     4.1.   DEMAND REGISTRATION RIGHTS

            4.1.1.        REQUEST

            Subject to the provisions of this SECTION 4.1, at any time after the first anniversary of the Effective Time, one or more Stockholders may request registration for sale under the Act of all or part of the Common Stock then held by them; PROVIDED, HOWEVER, that such Stockholders must request registration for sale of a number of shares which represents at least twenty-five percent (25%) of the total number of shares of Common Stock held by all Stockholders on the date of such request. (As used in SECTIONS 4.1 through 4.6 of this Agreement, the Common Stock held by a Stockholder shall be deemed to include Conversion Shares). Within fifteen (15) days after receipt by the Company of such request (which request shall specify the number of shares proposed to be registered and sold), the Company shall promptly give written notice to all other Stockholders of the proposed demand registration, and such other Stockholders shall have the right to join in such proposed registration and sale, upon written request to the Company (which request shall specify the number of shares proposed to be registered and sold) within fifteen (15) days after receipt of such notice from the Company. The Company shall thereafter, as expeditiously as practicable, use its best efforts (i) to file with the SEC under the Act a registration statement on the appropriate form concerning all Common Stock specified in the demand request and all shares with respect to which the Company has received such written request from the other Stockholders and (ii) to cause such registration statement to be declared effective. The Company shall use its best efforts to cause each offering pursuant to this SECTION 4.1 to be managed, on a firm commitment basis, by a recognized regional or national underwriter. The Company shall not be required to comply with more than two
(2) requests by the Stockholders, collectively, for demand registrations pursuant to this SECTION 4.1 unless pursuant to the provisions of SECTION
4.1.3 hereof a number of shares in excess of one-third of the Common Stock requested to be included in a registration are not included, in which event the Company shall be obligated to comply with an additional request for a demand registration (but in no event shall the Company be obligated to comply with more than a total of three (3) requests for a demand registration).

            4.1.2.        DELAY BY COMPANY

            The Company shall not be required to effect a demand registration under the Act pursuant to SECTION 4.1.1 above if (i) the Company receives such request for registration within one hundred twenty (120) days preceding the anticipated effective date of a proposed underwritten public offering of securities of the Company approved by the Company's Board of Directors prior to the Company's receipt of such request; (ii) within twelve (12) months prior to any such request for registration, a registration of securities of the Company has been effected in which the Stockholders had the right to participate pursuant to this SECTION 4.1 or SECTION 4.2 hereof; or (iii) the Board of Directors of the Company reasonably determines in good faith that effecting such a demand registration at such time would have a material adverse effect upon a proposed sale of all (or substantially all) the assets of the Company, or a merger, reorganization, recapitalization, or similar transaction materially affecting the capital structure or equity ownership of the Company; provided, however, that the Company may only delay a demand registration pursuant to this
SECTION 4.1.2(iii) for a period not exceeding one hundred twenty (120) days (or until such earlier time as such transaction is consummated or no longer proposed); and provided further, that the Company may exercise its right to delay a demand registration only once in any twelve-month period. The Company shall promptly notify in writing the Stockholders requesting registration of any decision not to effect any such request for registration pursuant to this
SECTION 4.1.2, which notice shall set forth in reasonable detail the reason for such decision and shall include an undertaking by the Company to promptly notify such Stockholders as soon as a demand registration may be effected.

            4.1.3.        PRO RATA REDUCTION

            If a demand registration is an underwritten registration and the managing underwriters advise the Company and the Stockholders participating in the demand registration in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, then the amount of such shares that may be included in such registration shall be allocated pro rata among all of such participating Stockholders in proportion to the number of shares of Common Stock such Stockholders have requested to include in the demand registration.

            4.1.4.        WITHDRAWAL

            Stockholders participating in any demand registration pursuant to this SECTION 4.1 may withdraw at any time before a registration statement is declared effective, in which event the Company shall withdraw such registration statement (and the Stockholders shall not be deemed to have requested a demand registration for purposes of SECTION 4.1.1 hereof) unless at least 100,000 shares of Common Stock of the Company owned by the Stockholders remain covered by such registration statement. If the Company withdraws a registration statement under this SECTION 4.1.4 in respect of a registration for which the Company would otherwise be required to pay expenses under SECTION 4.1.2 hereof, the Stockholders that shall have withdrawn shall be liable to the Company for all expenses of such registration specified in SECTION 4.1.2 hereof in proportion to the number of shares each such withdrawing Stockholder shall have requested to be registered.

     4.2.   PIGGYBACK REGISTRATION RIGHTS

            4.2.1.   REQUEST

            If at any time or times after the Effective Time the Company proposes to make a registered public offering (subject to SECTION 3.7 hereof) of any of its securities under the Act (whether to be sold by it or by one or more third parties), other than an offering pursuant to a demand registration under SECTION 4.1.1 hereof or an offering registered on Form S-8, Form S-4, or successor or similar forms, the Company shall, not less than forty-five
(45) days prior to the proposed filing date of the registration form, give written notice of the proposed registration to each Stockholder, and at the written request of a Stockholder delivered to the Company within fifteen (15) days after the receipt of such notice, shall include in such registration and offering, and in any underwriting of such offering, all shares of Common Stock as may have been designated in such Stockholder's request. Notwithstanding the foregoing, the Company shall not be required to include in the Initial Public Offering (as defined in ARTICLE 8 hereof) more than ten percent (10%) of the aggregate number of shares of Common Stock held by all Stockholders. In the event that Stockholders shall have requested the inclusion of more than ten percent (10%) of the Common Stock in the Initial Public Offering, the Company shall include the Common Stock of the Stockholders making such requests in proportion to the number of shares of Common Stock so requested by each of them to be included in the proposed registration.

            4.2.2.   PRO RATA REDUCTION

            If a registration in which any Stockholder has the right to participate pursuant to this SECTION 4.2 is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities of the Company proposed to be sold by the Company, and
(ii) second, the Common Stock proposed to be sold by such Stockholder and by any other Stockholders proposing to sell shares of Common Stock pursuant to such registration, in proportion to the number of shares of Common Stock so requested by each of them to be included. If a registration in which such Stockholder has the right to participate pursuant to this SECTION 4.2 is an underwritten secondary registration and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company shall include in such offering the number of shares of Common Stock owned and proposed to be sold by such Stockholder and by any other participants (including other Stockholders) proposing (and entitled) to sell shares pursuant to such registration, in proportion to the number of shares of Common Stock so requested by each of them to be included.

     4.3.   REGISTRATION PROCEDURES

            The Company shall have no obligation to file a registration statement pursuant to SECTION 4.1 hereof, or to include shares of Common Stock owned by any Stockholder in a registration statement pursuant to SECTION 4.2 hereof, unless and until such Stockholder shall have furnished the Company with all information and statements about or pertaining to such Stockholder in such reasonable detail and on such timely basis as is reasonably deemed by the Company to be necessary or appropriate with respect to the preparation of the registration statement. Whenever any Stockholder has requested that any shares of Common Stock be registered pursuant to SECTIONS 4.1 or 4.2 hereof, the Company shall, as expeditiously as reasonably possible:

            4.3.1 prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for such Stockholder with copies of all such documents proposed to be filed);

            4.3.2 prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine months or until such Stockholder has completed the distribution described in such registration statement, whichever occurs first;

            4.3.3 furnish to such Stockholder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Stockholder may reasonably request;

            4.3.4 use its best efforts to register or qualify such shares under such other securities or blue sky laws of such jurisdictions as such Stockholder reasonably requests (and to maintain such registrations and qualifications effective for a period of nine months or until such Stockholder has completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things which may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of such shares in such jurisdictions (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this SECTION 4.3.4, (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction); PROVIDED, that notwithstanding anything to the contrary in this Agreement with respect to the bearing of expenses, if any such jurisdiction shall require that expenses incurred in connection with the qualification of such shares in that jurisdiction be borne in part or full by such Stockholder, then such Stockholder shall pay such expenses to the extent required by such jurisdiction;

            4.3.5 notify such Stockholder, at any time when a prospectus relating to such shares of Common Stock is required to be delivered under the Act within the period that the Company is required to keep the registration statement effective, of the happening of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, that prior to the filing of the supplement or amendment, the Company will furnish copies of the supplement or amendment to the Stockholders, any underwriters and such Stockholder's counsel and will not file the supplement or amendment without the prior consent of such Stockholder's counsel, which consent shall not be unreasonably withheld;

            4.3.6 cause all such shares to be listed on securities exchanges, if any, on which similar securities issued by the Company are then listed;

            4.3.7 provide a transfer agent and registrar for all such shares (if the Company does not already have such an agent) not later than the effective date of such registration statement;

            4.3.8 enter into and perform such customary agreements (including an underwriting agreement in customary form if the offering is proposed to be an underwritten offering) and take all such other actions as such Stockholder reasonably requests (and subject to the Company's reasonable approval) in order to expedite or facilitate the disposition of such shares; and

            4.3.9 make available for inspection by such Stockholder, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by such Stockholder or by any such underwriter, all financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of the Company and any of its subsidiaries.


     4.4.   HOLDBACK AGREEMENT

            In the event that the Company effects an underwritten public offering of any Equity Security, each Stockholder agrees, if requested by the managing underwriters, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Act, of any Equity Securities (except as part of such underwritten offering) during the 180-day period commencing with the effective date of the registration statement for the Company's Initial Public Offering and the 90-day period commencing with the effective date of the registration statement for any subsequent public offering, provided that all officers, directors and holders of more than 5% or more of the Company's outstanding voting securities enter into agreements providing for similar restrictions on sales.

     4.5.   REGISTRATION EXPENSES

            4.5.1.   STOCKHOLDER EXPENSES

            If, pursuant to SECTION 4.1 or 4.2 hereof, shares of Common Stock owned by any Stockholder are included in a registration statement, then such Stockholder shall pay all transfer taxes, if any, relating to the sale of its shares, the fees and expenses of its own counsel, and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof.

            4.5.2.   COMPANY EXPENSES

            Except for the fees and expenses specified in SECTION 4.5.1 hereof and except as provided below in this SECTION 4.5.2, the Company shall pay all expenses incident to the registration and to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, underwriting discounts, fees and expenses (other than such Stockholder's pro rata portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants and other persons retained by the Company. If the Company shall previously have paid, pursuant to this SECTION 4.5.2, the expenses of a demand registration, the Stockholders requesting registration of shares of Common Stock in any subsequent demand registration shall pay all expenses described in this
SECTION 4.5.2 (but not the internal expenses described in the following sentence) in proportion to the number of shares each such Stockholder requests to be included in such registration; provided, however, that if the Company shall previously have paid the expenses of a demand registration and pursuant to
SECTION 4.1.3 hereof, more than one-third of the shares of the Common Stock requested to be included were not included in such registration, the Company shall pay the expenses of any subsequent demand registration in accordance with this SECTION 4.5.2. With respect to any registration pursuant to SECTION 4.1 or
4.2 hereof, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expenses and fees for listing the securities to be registered on exchanges on which similar securities issued by the Company are then listed.

            4.5.3.   INDEMNITY

            In the event that any shares of Common Stock owned by a Stockholder are sold by means of a registration statement pursuant to SECTION 4.1 or 4.2 hereof, the Company agrees, to the fullest extent permitted by law, to indemnify and hold harmless such Stockholder, each of its officers and directors, and each person, if any, who controls or may control such Stockholder within the meaning of the Act, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses (including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements) (hereinafter referred to in this SECTION 4.5.3 in the singular as a "claim" and in the plural as "claims") asserted against, resulting to, imposed upon or incurred by such indemnified person, directly or indirectly, based upon, arising out of or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such claim is based upon, arises out of or results from information furnished to the Company in writing by such Stockholder expressly for use in connection with the registration statement. Such Stockholder agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls or may control the Company within the meaning of the Act, from and against all claims asserted against, resulting to, imposed upon or incurred by such indemnified person, directly or indirectly, based upon, arising out of or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such claim is based upon, arises out of or results from information furnished to the Company in writing by such Stockholder expressly for use in connection with the registration statement. The indemnifications set forth herein shall be in addition to any liability the Company or such Stockholder may otherwise have to the indemnified persons. Promptly after actually receiving definitive notice of any claim in respect of which an indemnified person may seek indemnification under this SECTION 4.5.3, such indemnified person shall submit written notice thereof to the indemnifying person under this SECTION 4.5.3. The failure of such indemnified person so to notify such indemnifying person of any such claim shall not relieve the indemnifying person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such failure, or
(b) the ability of the indemnifying person to reduce such liability was materially adversely affected by such failure. In addition, the failure of the indemnified person so to notify the indemnifying person of any such claim shall not relieve the indemnifying person from any liability it may have otherwise than hereunder. The indemnifying person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the indemnified person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense and risk of the indemnifying person, and the indemnified person shall have the right to engage separate counsel, at its own expense, whom counsel for the indemnifying person shall keep informed and consult with in a reasonably satisfactory manner. In the event the indemnifying person shall elect not to undertake such defense by its own representatives, the indemnifying person shall give prompt written notice of such election to the indemnified person, and the indemnified person shall undertake the defense, compromise or settlement (without admitting liability of the indemnified person) thereof on behalf of and for the account and risk of the indemnifying person by counsel or other representatives designated by the indemnified person and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel or representatives. In the event that any claim shall arise out of a transaction or cover any period or periods wherein the Company and such Stockholder shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend such claim, and no settlement or compromise of such claim may be made without the joint consent or approval of the Company and such Stockholder. Notwithstanding the foregoing, (i) no indemnifying person shall be obligated hereunder with resect to amounts paid in settlement of any claim if such settlement is effected without the consent of such indemnifying person (which consent shall not be unreasonably withheld); (ii) no Stockholder shall be liable for indemnification in an amount in excess of the net proceeds received by such Stockholder in connection with the sale of shares hereunder, and (iii) no Stockholder shall be liable to the Company, any underwriter, or any officer, director, employee or controlling person of the

Company or such underwriter, with respect to any claim that would have been remedied by delivery of a corrected prospectus that was available, but which the Company and/or such underwriter failed to deliver prior to written confirmation of such sale.

     4.6.   SUBSEQUENT REGISTRATION STATEMENTS

            The Company shall not cause any new registration statements (except registration statements on Forms S-8, S-4, or comparable forms) to become effective during the one hundred eighty (180) days after the effective date of a registration statement covering shares of Common Stock owned by any Stockholder.


5.   COVENANTS OF STOCKHOLDERS

     5.1.   PUBLICITY

            Each Stockholder hereby covenants and agrees that such Stockholder shall not, directly or indirectly, make any press release or public notice, announcement, or filing available to the public concerning the Company, its Stockholders, or the Company's business without prior notice to and reasonable consultation with the Company and the other Stockholders, unless such notice and consultation is impracticable under applicable laws or governmental regulations. It is specifically recognized that Stockholders that are subject to the disclosure requirements of the Securities Exchange Act of 1934 or that are making offerings or distributions subject to the Securities Act of 1933 or other applicable securities laws governing disclosure may, from time to time, be required to make such releases, notices, announcements, or filings without the opportunity for prior notice to or reasonable consultation with the Company and the other Stockholders.

     5.2.   CONFIDENTIALITY

            Each Stockholder covenants and agrees that, unless the Company and each other Stockholder otherwise consent in advance in writing, and except as otherwise required by any applicable law or governmental regulation, such Stockholder shall not, directly or indirectly, disclose to anyone other than its counsel, accountants and other consultants, the other Stockholders or the employees or directors of the Company any non-public information regarding this Agreement or any of the Exhibits or Appendices hereto or the transactions contemplated hereby or thereby or the Stockholders or business of the Company.

6.   REPRESENTATIONS AND WARRANTIES

     6.1.   REPRESENTATIONS AND WARRANTIES OF NON-INDIVIDUAL STOCKHOLDERS

            Each Stockholder that is a corporation, partnership, or limited liability company hereby represents and warrants to the Company and to each other Stockholder as follows:

            6.1.1.   ORGANIZATION AND STANDING

            Such Stockholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized. Such Stockholder has the corporate, partnership, or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

            6.1.2.   AUTHORIZATION

            Such Stockholder has taken all corporate, partnership, or limited liability company action necessary for it to enter into this Agreement and to consummate the transactions contemplated hereby.

            6.1.3.   ABSENCE OF VIOLATION

            Neither the execution and delivery of this Agreement, or of any document or instrument to be executed and delivered by such Stockholder pursuant hereto, nor the consummation of the transactions contemplated hereby and thereby will constitute a violation of, or default under, or conflict with, or require any consent under (other than a violation or default that has been waived or a consent that has been obtained), any term or provision of the certificate or articles of incorporation or bylaws, partnership agreement, or certificate or articles of formation or limited liability company agreement of such Stockholder or any contract, commitment, indenture, lease, or other agreement to which such Stockholder is a party or by which such Stockholder or any of its assets is bound.

            6.1.4.   BINDING OBLIGATION

            This Agreement constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, and similar laws affecting the rights and remedies of creditors generally, and by general principles of equity and public policy; and each document and instrument to be executed by such Stockholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of such Stockholder, enforceable in accordance with its terms (with the aforesaid exceptions).


     6.2.   REPRESENTATIONS AND WARRANTIES OF INDIVIDUAL STOCKHOLDERS

            Each Stockholder who is an individual hereby represents and warrants to the Company and each other Stockholder as follows:

            6.2.1.   POWER AND AUTHORITY

            Such Stockholder has the legal capacity and all other necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

            6.2.2.   ABSENCE OF VIOLATION

            Neither the execution and delivery of this Agreement, or of any document or instrument to be executed and delivered by such Stockholder pursuant hereto, nor the consummation of the transactions contemplated hereby and thereby will constitute a violation of, or default under, or conflict with, or require any consent under (other than a violation or default that has been waived or a consent that has been obtained), any term or provision of any contract, commitment, indenture, lease, or other agreement to which such Stockholder is a party or by which such Stockholder or any of his assets is bound.

            6.2.3.   BINDING OBLIGATION

            This Agreement constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, and similar laws affecting the rights and remedies of creditors generally, and by general principles of equity and public policy; and each document and instrument to be executed by such Stockholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of such Stockholder, enforceable in accordance with its terms (with the aforesaid exceptions).

     6.3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to each Stockholder as follows:

            6.3.1.   ORGANIZATION AND STANDING

            The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. The Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

            6.3.2.   AUTHORIZATION

            The Company has taken all corporate action necessary for it to enter into this Agreement and to consummate the transactions contemplated hereby.

            6.3.3.   ABSENCE OF VIOLATION

            Neither the execution and delivery of this Agreement, or of any document or instrument to be executed and delivered by the Company pursuant hereto, nor the consummation of the transactions contemplated hereby and thereby will constitute a violation of, or default under, or conflict with, or require any consent under (other than a violation or default that has been waived or a consent that has been obtained), any term or provision of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or any contract, commitment, indenture, lease, or other agreement to which the Company or any of its subsidiaries is a party or by which the Company, its subsidiaries or any of their respective assets is bound.

            6.3.4.   BINDING OBLIGATION

            This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, and similar laws affecting the rights and remedies of creditors generally, and by general principles of equity and public policy; and each document and instrument to be executed by the Company pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of the Company, enforceable in accordance with its terms (with the aforesaid exceptions).


7.   EFFECTIVENESS OF AGREEMENT

            This Agreement is effective for all purposes at such time as each Stockholder and the Company shall have executed and delivered this Agreement.

8.    DEFINITIONS

            Capitalized terms used in this Agreement shall have the meaning ascribed to them as follows:

            "Act" shall mean the Securities Act of 1933, as amended.

            "Affiliate" shall mean: (a) with respect to a natural person, any member of such person's immediate family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a legal entity, any natural person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

            "Agreement" shall mean this Stockholders Agreement.

            "Company" shall mean Global Interactive Technologies Corporation, a Delaware corporation.

            "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

            "Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement, by law or otherwise).

            "Conversion Shares" shall have the meaning ascribed to that term in SECTION 2.5.

            "Designating Group" shall have the meaning ascribed to that term in
SECTION 1.1.3.

            "Effective Date" shall mean the date on which the Effective Time shall occur.

            "Effective Time" shall mean the time at which this Agreement shall become effective in accordance with the provisions of ARTICLE 7.

            "Equity Securities" shall mean any share of any class or series of capital stock of the Company or any right or option to acquire any share of capital stock of the Company and shall include the Common Stock.

            "ICS" shall mean Interactive Cable Systems, Inc., a California corporation.

            "Initial Public Offering" shall mean the first public sale of any securities of the Company pursuant to the registration provisions of ARTICLE 4 of, or the provisions of Regulation A under, the Act, with an aggregate public offering price of at least $40,000,000.

            "New Securities" shall have the meaning ascribed to that term in
SECTION 2.5.

            "Offer" shall have the meaning ascribed to that term in
SECTION 2.3.2.

            "Offer Period" shall have the meaning ascribed to that term in
SECTION 2.3.3.

            "Offer Response" shall have the meaning ascribed to that term in
SECTION 2.3.3.

            "Offeree" shall have the meaning ascribed to that term in
SECTION 2.3.2.

            "Offeree Stockholder" shall have the meaning ascribed to that term in SECTION 2.4.

            "Purchasing Offeree" shall have the meaning ascribed to that term in SECTION 2.3.3.

            "ResNet" shall mean ResNet Communications, LLC, a Delaware limited liability company.

            "Sale of Shares" shall have the meaning ascribed to that term in
SECTION 2.3.1.

            "STC" shall mean Shared Technologies Communications Corporation, a Delaware corporation.

            "Stockholder" shall have the meaning ascribed to that term in the preamble hereof.

            "Third Party Offer" shall have the meaning ascribed to that term in
SECTION 2.4.

            "Third Party Offeror" shall have the meaning ascribed to that term in SECTION 2.4.

            "Transferor" shall have the meaning ascribed to that term in
SECTION 2.3.1.


9.    MISCELLANEOUS

     9.1.   LEGEND

     The certificates or other evidence representing the Equity Securities shall bear a legend in substantially the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or state securities laws and cannot be offered, sold or otherwise transferred in the absence of registration or the availability of an exemption from registration under the Act and regulations promulgated thereunder and applicable state securities laws. The voting rights with respect to, and transfer, sale or other disposition of the securities represented by this certificate are restricted by and subject to the provisions of a Stockholders' Agreement dated as of November __, 1998 among the Company and certain of the Company's Stockholders. A copy of such Stockholders' Agreement is available for inspection at the offices of the Company."


     9.2.   ADDITIONAL ACTIONS AND DOCUMENTS

            Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.


     9.3.   EXPENSES

            Each party shall pay his or its own expenses incident to the preparation and negotiation of this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements, except as expressly set forth in SECTION 4.5 hereof or in any other provision of this Agreement.


     9.4.   ASSIGNMENT

            Neither the Company nor any Stockholder shall assign this Agreement, in whole or in part, whether by operation of law or otherwise,
(a) unless such person shall have obtained the prior written consent of all the other parties, or (b) unless and to the extent that such assignment is in accordance with the transfer provisions set forth in SECTION 2.2 of this Agreement. Any purported assignment of this Agreement contrary to the terms hereof shall be null and void and of no force and effect.

     9.5.   ENTIRE AGREEMENT; AMENDMENT

            This Agreement, including the Appendices and Exhibits hereto and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the all of the Stockholders.


     9.6.   WAIVER

            No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.


     9.7.   LIMITATION ON BENEFIT

            It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.


     9.8.   BINDING EFFECT

            This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.


     9.9.   GOVERNING LAW

            This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of New York (excluding the conflicts of law rules thereof).


     9.10.  NOTICES

            All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand-delivered or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy, facsimile transmission or telex, addressed as follows:


            (i)   If to the Company:

                  Global Interactive Technologies Corporation
                  1901 North Glenville Road, Suite 800
                  Dallas, Texas  75801
                  Attention:  Kevin Schottlaender

            with a copy (which shall not constitute notice) to:

                  Hogan & Hartson L.L.P.
                  111 South Calvert Street
                  Baltimore, MD  21202
                  Attention: Michael D. Colglazier

            (ii)  If to a Stockholder:

            To such Stockholder's address on APPENDIX 1 hereto.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand-delivered, mailed transmitted, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     9.11.  HEADINGS

            Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     9.12.  EXECUTION IN COUNTERPARTS

            To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

            IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                    GLOBAL INTERACTIVE TECHNOLOGIES CORPORATION


                                   By:  /s/ Kevin Schottlaender
                                        --------------------------------------
                                        Kevin Schottlaender
                                        President and Chief Executive Officer

                                   SHARED TECHNOLOGIES
                                      COMMUNICATIONS CORPORATION


                                   By:  /s/ Paul C. Barry
                                        --------------------------------------
                                        Paul C. Barry, President


                                   INTERACTIVE CABLE SYSTEMS, INC.


                                   By:  /s/ Kevin Schottlaender
                                        --------------------------------------
                                        Kevin Schottlaender, President

                                   RESNET COMMUNICATIONS, LLC

                                   By:  /s/ Scott C. Petersen
                                        --------------------------------------
                                        Scott C. Petersen, President

                                     APPENDIX 1



                    GLOBAL INTERACTIVE TECHNOLOGIES CORPORATION
                           LIST OF STOCKHOLDERS PARTY TO
                               STOCKHOLDERS AGREEMENT

                                                          NUMBER OF
                                                       SHARES OF COMMON
STOCKHOLDER                                               STOCK OWNED
-----------                                            ----------------
Shared Technologies Communications Corporation              1,250
100 Constitution Plaza, Suite 1200
Hartford, Connecticut  06103
Attention:  Anthony D. Autorino

Interactive Cable Systems, Inc.                             2,000
1901 North Glenville Road, Suite 800
Richardson, Texas  75801
Attention:  Kevin Schottlaender

ResNet Communications, LLC                                  1,750
3900 West Innovation Street
Sioux Falls, South Dakota  57107
Attention:  Scott C. Petersen

                                     APPENDIX 2

                   GLOBAL INTERACTIVE TECHNOLOGIES CORPORATION
                           LIST OF INITIAL OFFICERS

     Kevin Schottlaender      President and Chief Executive Officer
     Douglas Truckenmiller         Executive Vice President and Chief Operating
                                   Officer
     Tom Dupont                    Senior Vice President and Treasurer
     Carl Koenig                   Senior Vice President and Secretary



                   GLOBAL INTERACTIVE COMMUNICATIONS CORPORATION
                              LIST OF INITIAL OFFICERS

     Kevin Schottlaender      President and Chief Executive Officer
     Douglas Truckenmiller         Executive Vice President and
                                   Chief Operating Officer
     Tom Dupont                    Senior Vice President and Treasurer
     Carl Koenig                   Senior Vice President and Secretary
     Tony Quattrochi               Senior Vice President, Sales and Marketing
     Mike Whitson             Vice President, Production Operations
     Dave Carlson             Vice President, Engineering
     Ken Kemper                    Vice President, Field Operations